UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 2002


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
           ----------------------------------------------------------
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that its Board of Trustees has approved the Company's engagement of Merrill Lynch & Co. as its financial advisor to assist in the Company's evaluation of its strategic alternatives, including, but not limited to, a sale, merger or other business combination involving the Company, or a sale of some or all of the assets of the Company.

The Company issued a Press Release on December 18, 2002 announcing the foregoing. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

In addition, on December 16, 2002, the Company executed a letter agreement (the "Confidentiality Agreement") with Northland Capital Partners, L.P., Northland Capital Investors, LLC, NCP, LLC and Northland Investment Corporation (collectively, "Northland"), pursuant to which the Company is providing Northland and its advisors and attorneys with certain confidential information relating to the Company solely for the purpose of Northland's evaluation of a possible negotiated transaction between the Company and Northland. The Company and Northland are currently in preliminary discussions regarding a possible recapitalization proposed by Northland. On December 19, 2002, Northland amended its Schedule 13D filed with the Securities and Exchange Commission on December 6, 2002 to disclose its execution of the Confidentiality Agreement.

The Confidentiality Agreement includes, among other things, a one-year standstill provision prohibiting Northland from taking certain actions relating to the Company, subject to certain exceptions in the event that either party notifies the other party that it is ceasing negotiations relating to a proposed negotiated transaction with the other party. There can be no assurances that the terms of any transaction will be agreed upon by the parties, or if they are, that a transaction will be completed. The Company has not in the past and does not currently intend as a matter of course in the future to announce its execution of confidentiality and standstill agreements or the commencement of discussions or negotiations with any third parties, but is making this disclosure in light of Northland's public disclosure of the Confidentiality Agreement in its amended Schedule 13D.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:

                 Exhibit
                   No.              Description
                   99.1             Press Release of Prime Group Realty Trust
                                    dated December 18, 2002.

                                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIME GROUP REALTY TRUST


Dated: December 19, 2002                    By:    /s/  Louis G. Conforti
                                                   ----------------------

                                                   Louis G. Conforti
                                                   Co-President and
                                                   Chief Financial Officer

                                                 EXHIBIT 99.1



FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 18, 2002


                PRIME GROUP REALTY TRUST NAMES FINANCIAL ADVISOR

Chicago, IL, December 18, 2002 - Prime Group Realty Trust (NYSE: PGE, the "Company") announced today that its Board of Trustees has approved the Company's engagement of Merrill Lynch & Co. as its financial advisor to assist in the Company's evaluation of its strategic alternatives, including, but not limited to, a sale, merger or other business combination involving the Company, or a sale of some or all of the assets of the Company.

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. The Company owns 14 office properties containing an aggregate of approximately 6.3 million net rentable square feet and 30 industrial properties containing an aggregate of approximately 3.9 million net rentable square feet. In addition, the Company has joint venture interests in two office properties containing an aggregate of approximately 1.3 million net rentable square feet. The portfolio also includes approximately 202.1 acres of developable land and the Company has the right to acquire more than 31.6 additional acres of developable land. In addition to the properties described above, the Company is developing Dearborn Center in downtown Chicago, a Class A, state-of-the-art office tower containing 1.5 million rentable square feet of office and retail space.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.



  CONTACT:

  Stephen J. Nardi                 Louis G. Conforti
  Chairman of the Board            Office of the President
  312/917-1300                     Chief Financial Officer
                                   312/917-1300